EXHIBIT 10.75
                                                                   -------------

                                                                  EXECUTION COPY




                              AMENDED AND RESTATED

                        364 DAY FACILITY CREDIT AGREEMENT

                            dated as of June 3, 2004


                                      among


                            FRANKLIN RESOURCES, INC.,

                            THE BANKS PARTIES HERETO,

                            BANK OF AMERICA, N.A. and
                              THE BANK OF NEW YORK,
                            as Co-Syndication Agents,

                               CITIBANK, N.A. and
                                  BNP PARIBAS,
                           as Co-Documentation Agents,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                      ------------------------------------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger



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                                TABLE OF CONTENTS
                                -----------------



SECTION 1.  DEFINITIONS......................................................1

      1.1    Defined Terms...................................................1
      1.2    Other Definitional Provisions..................................15

SECTION 2.  AMOUNT AND TERMS OF LOANS.......................................16

      2.1    Revolving Credit Commitments...................................16
      2.2    Procedure for Revolving Credit Borrowing.......................16
      2.3    The Bid Loans..................................................17
      2.4    Repayment of Loans; Evidence of Debt...........................19
      2.5    Optional Termination or Reduction of Commitments...............20
      2.6    Optional Prepayments...........................................21
      2.7    Mandatory Prepayments..........................................21
      2.8    Conversion and Continuation Options............................22
      2.9    Minimum Amounts of Tranches....................................22
      2.10   Interest Rates and Payment Dates...............................22
      2.11   Computation of Interest and Fees...............................23
      2.12   Inability to Determine Interest Rate...........................24
      2.13   Pro Rata Treatment and Payments................................24
      2.14   Illegality.....................................................25
      2.15   Requirements of Law............................................25
      2.16   Taxes..........................................................26
      2.17   Indemnity......................................................27
      2.18   Facility and Utilization Fee...................................28
      2.19   Mitigation of Costs............................................28
      2.20   New Banks; Exiting Banks.......................................29

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................29

      3.1    Financial Condition............................................29
      3.2    No Change......................................................30
      3.3    Corporate Existence; Compliance with Law.......................30
      3.4    Corporate Power; Authorization; Enforceable Obligations........30
      3.5    No Legal Bar...................................................30
      3.6    No Material Litigation.........................................30
      3.7    Ownership of Property; Liens...................................31
      3.8    Intellectual Property..........................................31
      3.9    Taxes..........................................................31
      3.10   Federal Regulations............................................31
      3.11   ERISA..........................................................31
      3.12   Investment Company Act; Other Regulations......................32
      3.13   Investment Advisory Agreements.................................32
      3.14   Subsidiaries...................................................33

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      3.15   Purpose of Loans...............................................33
      3.16   Environmental Matters..........................................33
      3.17   Accuracy and Completeness of Information.......................33

SECTION 4.  CONDITIONS PRECEDENT............................................34

      4.1    Conditions to Execution........................................34
      4.2    Conditions to Each Loan........................................35

SECTION 5.  AFFIRMATIVE COVENANTS...........................................35

      5.1    Financial Statements...........................................35
      5.2    Certificates; Other Information................................36
      5.3    Payment of Obligations.........................................37
      5.4    Conduct of Business and Maintenance of Existence...............37
      5.5    Maintenance of Property; Insurance.............................37
      5.6    Inspection of Property; Books and Records; Discussions.........37
      5.7    Notices........................................................38
      5.8    Environmental Laws.............................................38

SECTION 6.  NEGATIVE COVENANTS..............................................39

      6.1    Financial Condition Covenants..................................39
      6.2    Limitation on Indebtedness.....................................40
      6.3    Limitation on Liens............................................40
      6.4    Limitations on Fundamental Changes.............................41
      6.5    Limitation on Sale of Assets...................................42
      6.6    Limitation on Investments, Loans and Advances..................42
      6.7    Transactions with Affiliates...................................43
      6.8    Fiscal Year....................................................43
      6.9    Restrictions Affecting Subsidiaries............................43

SECTION 7.  EVENTS OF DEFAULT...............................................44


SECTION 8.  THE AGENTS......................................................46

      8.1    Appointment....................................................46
      8.2    Delegation of Duties...........................................46
      8.3    Exculpatory Provisions.........................................46
      8.4    Reliance by Administrative Agent...............................47
      8.5    Notice of Default..............................................47
      8.6    Non-Reliance on Administrative Agent and Other Banks...........47
      8.7    Indemnification................................................48
      8.8    The Administrative Agent, the Co-Syndication Agents and the
             Co-Documentation Agents in their Individual Capacities.........48
      8.9    Successor Administrative Agent.................................49
      8.10   Co-Syndication Agents and Co-Documentation Agents..............49

SECTION 9.  MISCELLANEOUS...................................................49

      9.1    Amendments and Waivers.........................................49
      9.2    Notices........................................................50
      9.3    No Waiver; Cumulative Remedies.................................52
      9.4    Survival of Representations and Warranties.....................52
      9.5    Payment of Expenses and Taxes..................................52
      9.6    Successors and Assigns; Participations; Purchasing Banks.......53
      9.7    Adjustments; Set-off...........................................55
      9.8    Counterparts...................................................56
      9.9    Severability...................................................56
      9.10   Integration....................................................56
      9.11   GOVERNING LAW..................................................56
      9.12   Submission To Jurisdiction; Waivers; Appointment of
             Process Agent..................................................57
      9.13   Acknowledgments................................................57
      9.14   WAIVERS OF JURY TRIAL..........................................57
      9.15   Confidentiality................................................58



SCHEDULES
Schedule I       Commitments
Schedule II      Sample Computations of Facility and Utilization Fees
Schedule III     Required Consents
Schedule IV      Subsidiary Investment Advisers
Schedule V       Subsidiary Broker-Dealers
Schedule VI      List of Subsidiaries of the Borrower
Schedule VII     Outstanding Indebtedness
Schedule VIII    Existing Liens


EXHIBITS
Exhibit A        Form of Bid Loan Confirmation
Exhibit B        Form of Bid Loan Offer
Exhibit C        Form of Bid Loan Request
Exhibit D        Form of Assignment and Assumption
Exhibit E-1      Form of Revolving Credit Note
Exhibit E-2      Form of Grid Bid Loan Note
Exhibit E-3      Form of Individual Bid Loan Note

     AMENDED AND RESTATED 364 DAY FACILITY CREDIT AGREEMENT, dated as of June 3, 2004 (as more fully defined below, this "AGREEMENT"), among Franklin Resources, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "BANKS"), Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas, as Co-Documentation Agents, and JPMorgan Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").


                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, this Agreement amends and restates that certain 364 Day Facility Credit Agreement, dated as of June 4, 2003 (as amended, supplemented or otherwise modified prior to the date hereof and in effect immediately prior to the effectiveness of this Agreement, the "EXISTING CREDIT Agreement") among the Borrower, the several banks and other financial institutions from time to time parties thereto (the "EXISTING BANKS"), Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citicorp USA Inc. and BNP Paribas, as Co-Documentation Agents, and JPMCB, as Administrative Agent;

     WHEREAS, certain of the Existing Banks are willing to agree to the amendment and restatement requested by the Borrower and have Commitments (as defined herein) hereunder (the "CONTINUING BANKS"), and the other Existing Banks, (individually, an "EXITING BANK", and collectively, the "EXITING BANKS") will cease to be Banks under the Existing Credit Agreement on the Closing Date (as defined herein); and

     WHEREAS,   certain   financial   institutions   that  are  not  now  Banks,
(individually, a "NEW BANK", and collectively, the "NEW BANKS") will become Banks and have Commitments hereunder on the Closing Date;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree that as of the Closing Date the Existing Credit Agreement shall be amended and restated to read as follows:

     SECTION 1. DEFINITIONS

     1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

     "ABSOLUTE RATE BID LOAN REQUEST": any Bid Loan Request requesting the Bid Loan Banks to offer to make Absolute Rate Bid Loans.

     "ABSOLUTE RATE BID LOANS": Bid Loans made at an absolute rate (as opposed to a rate composed of the Applicable Index Rate plus (or minus) a margin).

     "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

     "ADMINISTRATIVE QUESTIONNAIRE": an administrative questionnaire in a form supplied by the Administrative Agent.

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                                                                               2

     "ADVISERS ACT": as defined in subsection 3.12(b).

     "AFFILIATE": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGREEMENT": this Amended and Restated 364 Day Facility Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMCB in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate. "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve Bank of New York (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "ALTERNATE BASE RATE LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

     "APPLICABLE INDEX RATE": in respect of any Bid Loan requested pursuant to a LIBOR Bid Loan Request, the LIBOR Adjusted Rate.

     "APPLICABLE MARGIN": for any day, (a) for each LIBOR Loan 0.375% per annum, and (b) for each Alternate Base Rate Loan, zero; PROVIDED that the Applicable Margin for any day after the Termination Date if the Term-Out Maturity Date has been elected shall be (x) for each LIBOR Loan, 0.625% per annum, and (y) for each Alternate Base Rate Loan, 0.250% per annum.

     "ASSET DISPOSITION": the sale, sale leaseback, exchange or other disposition (including by means of a merger, consolidation or amalgamation) of any property, business or assets (other than marketable securities (including "margin stock" within the meaning of Regulation U), liquid investments and other financial instruments) of the Borrower or any of its Subsidiaries to any Person or Persons other than the Borrower or any of its Subsidiaries. Notwithstanding the foregoing, the consummation by the Borrower or FTC of any transfers or other transactions in connection with any Lease Financing Arrangement or otherwise involving all or any portion of the Designated Property shall not constitute an Asset Disposition.

     "ASSIGNMENT AND ASSUMPTION": an assignment and assumption entered into by a Bank and an assignee (with the consent of any party whose consent is required by subsection 9.6), and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

     "AVAILABLE COMMITMENT": as to any Bank at any time, an amount equal to the excess, if any, of (a) the amount of such Bank's Commitment over (b) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding; collectively, as to all the Banks, the "AVAILABLE COMMITMENTS".

     "BANKING SUBSIDIARY": at any time, Fiduciary Trust Company International, Franklin Templeton Bank and Trust Company, F.S.B. or any other Subsidiary of the Borrower licensed to engage, and principally engaged, at such time in the banking or trust business or any Subsidiary of any such Subsidiary.

     "BANKS": as defined in the preamble hereto.

     "BID LOAN": each Bid Loan made pursuant to subsection 2.3; the aggregate amount advanced by a Bid Loan Bank pursuant to subsection 2.3 on each Bid Loan Date shall constitute one or more Bid Loans, as specified by such Bid Loan Bank pursuant to subsection 2.3(b)(vi).

     "BID LOAN BANKS": Banks from time to time designated as Bid Loan Banks by the Borrower, by written notice to the Administrative Agent (which notice the Administrative Agent shall transmit to each such Bid Loan Bank).

     "BID LOAN NOTES": the collective reference to the Grid Bid Loan Notes and the Individual Bid Loan Notes.

     "BID LOAN CONFIRMATION": each confirmation by the Borrower of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit B and shall be delivered to the Administrative Agent in writing, by telex or by facsimile transmission.

     "BID LOAN OFFER": each offer by a Bid Loan Bank to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit B and shall be delivered to the Administrative Agent by telephone, immediately confirmed by telex or facsimile transmission.

     "BID LOAN REQUEST": each request by the Borrower for Bid Loan Banks to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit C and shall be delivered to the Administrative Agent in writing, by telex or facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission.

     "BORROWER": as defined in the preamble hereto.

     "BORROWING DATE": any Business Day or Working Day, as applicable, specified in a notice pursuant to subsection 2.2 or 2.3 as a date on which the Borrower requests the Banks to make Loans.

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

     "CAPITALIZATION RATIO": at a particular date, the ratio of (a) Indebtedness of the Borrower and its Included Subsidiaries at such date to (b) the sum of (i) Indebtedness of the Borrower and its Included Subsidiaries at such date and (ii) the Consolidated Net Worth at such date.

     "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "C/D ASSESSMENT RATE": for any day as applied to any C/D Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation ("FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the FDIC (or such successor's) insuring time deposits at offices of such institution in the United States.

     "C/D RATE LOANS": Loans the rate of interest applicable to which is based upon the Base C/D Rate.

     "C/D RESERVE PERCENTAGE": for any day as applied to any C/D Rate Loan, that percentage which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor)(the "Board"), for determining the maximum reserve requirement for a Depository Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity comparable to the Interest Period for such C/D Rate Loan.

     "CHANGE IN CONTROL": any purchase or other acquisition of more than 50% of the shares of the common stock of the Borrower by any Person or "group" of related Persons, within the meaning of Section 13(d)(3) under the Securities and Exchange Act of 1934, as amended, other than Charles B. Johnson and members of his family and Affiliates thereof.

     "CLOSING DATE": the date on which each of the conditions set forth in subsection 4.1 shall have been satisfied.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT": as to any Bank, the obligation of such Bank to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I, as such amount may be reduced pursuant to the terms hereof. The initial aggregate amount of the Banks' Commitments is $210,000,000.

     "COMMITMENT PERCENTAGE": as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank's Commitment.

     "COMMITMENT PERIOD": the period from and including the Closing Date to but excluding the Termination Date or such earlier date as the Commitments shall terminate as provided herein.

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "CONSOLIDATED   CURRENT  ASSETS":  at  a  particular  date,  all  cash  and marketable securities owned by the Borrower and its Included Subsidiaries and all liquid investments of such Person in the Funds as at such date.

     "CONSOLIDATED CURRENT LIABILITIES": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Borrower and its Included Subsidiaries as at such date, excluding, however, the current maturities under the Five Year Facility.

     "CONSOLIDATED INTEREST EXPENSE": for any period, the aggregate interest expense of the Borrower and its Included Subsidiaries for such period, as determined in accordance with GAAP, including, without limitation, (a) all commissions, discounts and other fees and charges owed with respect to letters of credit allocable to or amortized over such period, (b) net costs

                                                                               6
under  Interest Rate  Agreements  allocable to or amortized over such period and
(c) the portion of any amount payable under Financing Leases that is, in accordance with GAAP, allocable to interest expense.

     "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or deficit) of the Borrower and its Included Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP, excluding, however:

          (a) any gains or losses from the sale or other disposition of assets (including any such sale or other disposition of marketable securities, liquid investments or other financial instruments but excluding any such sale of obsolete or worn-out assets in the ordinary course of business consistent with past practice) and any other non-cash extraordinary or non-recurring gains or losses; and

          (b) the equity interest of the Borrower and its Included Subsidiaries in the net income (or deficit) of any Joint Venture except to the extent of the actual receipt or payment by the Borrower and its Subsidiaries thereof or therefor.

     "CONSOLIDATED NET WORTH": at a particular date, all amounts which would be included, under stockholders' equity, on a consolidated balance sheet of the Borrower and its Included Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

     "CONSOLIDATED WORKING CAPITAL": at a particular date, the excess, if any, of Consolidated Current Assets over Consolidated Current Liabilities at such date.

     "CONTINUING BANK": as defined in the recitals hereto.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DESIGNATED PROPERTY": All right, title and interest of the Borrower or any Affiliate in the real property and related improvements consisting of approximately 32 acres in Phase I of the Bay Meadows development located in the general vicinity of Franklin Parkway and Saratoga Avenue in San Mateo, California, which includes without limitation Borrower's corporate campus and other developed or undeveloped, contiguous or non-contiguous property located thereon.

     "DOLLARS" and "$": dollars in lawful currency of the United States of America.

     "EFFECTIVE DATE": shall be June 3, 2004.

     "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "EXCLUDED TAXES": with respect to the Administrative Agent, any Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net worth or capital (including taxes based on capital gains, minimum taxes and alternative minimum taxes) by the United States of America or any political subdivision thereof, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable Lending Office is located and, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank (including for purposes of this definition a Participant claiming the benefits of subsection
2.16 pursuant to subsection 9.6(c)(ii) that would be a Foreign Bank if it were a
Bank), any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office other than at the request of the Borrower) or is attributable to such Foreign Bank's failure to comply with subsection 2.16(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to subsection 2.16(a).

     "EXISTING BANKS": as defined in the recitals hereto.

     "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

     "EXITING BANKS": as defined in the recitals hereto.

     "FEDERAL FUNDS EFFECTIVE RATE": as defined in the definition of "ALTERNATE BASE RATE" contained in this subsection 1.1.

     "FINANCE SUBSIDIARY": Franklin Capital Corporation.

     "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "FIVE YEAR FACILITY": the Amended and Restated Five Year Facility Credit Agreement, dated as of June 5, 2002, among the Borrower, the several banks and other financial institutions from time to time parties thereto and JPMCB, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "FOREIGN BANK": any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FTC": Franklin Templeton Companies, LLC, a Delaware limited liability company (formerly known as Franklin Templeton Corporate Services, Inc., a Delaware Corporation).

     "FUNDS": the collective reference to all investment companies advised by the Borrower or any of its Subsidiaries.

     "GAAP": generally accepted accounting principles in the United States of America in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of its covenants in subsection 6.1, either the Borrower or the Majority Banks may request an amendment to such covenant (or the definitions related thereto) and the Majority Banks or the Borrower, as the case may be, shall negotiate in good faith with the requesting party to agree upon such amendment to adjust such covenant to give to each of the parties hereto substantially the same protection and benefits as were contemplated prior to such changes.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GRID BID LOAN NOTE": as defined in subsection 2.4(e).

     "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower

                                                                               9
of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "INCLUDED SUBSIDIARY": any Subsidiary of the Borrower other than any Banking Subsidiary, Finance Subsidiary, Insurance Subsidiary or Real Estate Subsidiary.

     "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any such letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days) and (f) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through
(e) of this definition.

     "INDEMNIFIED TAXES": Taxes other than Excluded Taxes.

     "INDIVIDUAL BID LOAN NOTE": as defined in subsection 2.4(e).

     "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT": pertaining to a condition of Insolvency.

     "INSURANCE SUBSIDIARY": at any time, ILA Financial Services, Inc., or any other Subsidiary of the Borrower licensed to engage, and principally engaged, at such time in the insurance business or any Subsidiary of such Subsidiary.

     "INTEREST PAYMENT DATE": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, (b) as to any LIBOR Loan or LIBOR Bid Loan having an Interest Period of three months or less or any Absolute Rate Bid Loan having an interest period of 90 days or less, the last day of such Interest Period, and (c) as to any LIBOR Loan or Bid Loan having an Interest Period longer than three months (in the case of LIBOR Loans and LIBOR Bid Loans) or 90 days (otherwise), each day which is three months or 90 days, as the case may be, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and, in each case, on the day on which a Loan becomes due and is payable in full and is paid or prepaid in full.

     "INTEREST PERIOD": (a) with respect to any LIBOR Loans:

          (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loans and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing as provided in subsection 2.2 or its notice of conversion as provided in subsection 2.8(a), as the case may be; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loans and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than four Working Days prior to the last day of the then current Interest Period with respect to such LIBOR Loans;

          (b) with respect to any Bid Loan, the period commencing on the Borrowing Date in respect of such Bid Loan and ending on the scheduled maturity date thereof;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period pertaining to a LIBOR Loan or a LIBOR Bid Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

          (2) if any Interest Period pertaining to an Absolute Rate Bid Loan would otherwise end on a day that is not a Business Day such Interest Period shall be extended to the next succeeding Business Day;

          (3) any Interest Period pertaining to a LIBOR Loan or a LIBOR Bid Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

          (4) any Interest Period that would otherwise end after the Termination Date (or, in the case of Revolving Credit Loans, if applicable, the Term-Out Maturity Date) shall end on the Termination Date or the Term-Out Maturity Date, as the case may be; and

          (5) the Borrower shall use its best efforts to select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

     "INTEREST RATE AGREEMENT": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any of its Subsidiaries is a party or a beneficiary.

     "INVESTMENT COMPANY ACT": as defined in subsection 3.12(a).

     "JOINT VENTURE": any corporation, partnership or other entity (other than a Subsidiary of the Borrower) as to which the Borrower, directly or indirectly, owns 33% or more of the shares of any class of its capital stock or of its other ownership interests, whether voting or non-voting, and as to which the Borrower (or any relevant Subsidiary of the Borrower) is not simply a passive investor.

     "JPMCB": as defined in the preamble hereto.

     "LEASE FINANCING ARRANGEMENT": any indebtedness, obligation, contingent liability, guaranty, pledge, lien, lease, sublease, ground lease, synthetic lease, financing, re-financing, sale, sale-leaseback, exchange, disposition, acquisition or other transaction incurred, granted or entered into by Borrower or FTC pursuant to (or as a result of the rights or options available to Borrower or FTC under) (i) the Participation Agreement, dated September 27, 1999, entered into by FTC, First Security Bank, National Association, as owner trustee under the FRI Trust 1999-1, Bank of America, N.A., as the agent for certain lenders and holders, and certain banks and other lending institutions, as the same may be amended, supplemented or extended from time to time, (ii) the leases and other documents entered into in connection therewith, in each case as part of the lease financing transaction relating to the Designated Property, as the same may be amended, supplemented or extended from time to time, or (iii) any transaction entered into by Borrower, FTC or any affiliate thereof from time to time to substitute, refinance, replace discharge, reconvey, restructure or release or enter into any other related transactions with respect to any of the foregoing with respect to all or a portion of the Designated Property.

     "LENDING OFFICE": as defined in subsection 2.1(b).

     "LIBOR": with respect to each day during each Interest Period pertaining to a LIBOR Loan or a LIBOR Bid Loan, the rate per annum equal to the rate that appears with respect to such Interest Period on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page for such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period (or, if such rate is not available on any such page, the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 11:00 A.M. London time, two Working Days prior to the beginning of such Interest Period in the London interbank eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period or, in the case of a LIBOR Bid Loan, in an amount approximately equal to such LIBOR Bid Loan).

     "LIBOR ADJUSTED RATE": with respect to each day during each Interest Period pertaining to a LIBOR Loan or LIBOR Bid Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                          ___________LIBOR____________
                       1.00 - LIBOR Reserve Requirements


     "LIBOR BID LOAN REQUEST": any Bid Loan Request requesting the Bid Loan Banks to offer to make Bid Loans at an interest rate equal to the Applicable Index Rate plus (or minus) a margin.

     "LIBOR BID LOANS": Bid Loans made at a rate of interest based on the Applicable Index Rate.

     "LIBOR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon LIBOR.

     "LIBOR RESERVE REQUIREMENTS": for any day as applied to a LIBOR Loan or LIBOR Bid Loan, as the case may be, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System. As at the Signing Date, there are no such reserve requirements.

     "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "LOANS": the collective reference to the Revolving Credit Loans and the Bid Loans.

     "LOAN DOCUMENTS": this Agreement and any Note.

     "MAJORITY BANKS": at any time, Banks the Commitment Percentages of which aggregate more than 50%. If the Commitments are terminated, Majority Banks shall mean Banks holding more than 50% of the outstanding Loans.

     "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries to perform the obligations of the Borrower under this Agreement or the Notes, or (c) the validity or enforceability of this Agreement, any of the Notes or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.

     "MULTIEMPLOYER  PLAN": a Plan which is a  multiemployer  plan as defined in
Section 4001(a)(3) of ERISA.

     "NET PROCEEDS": with respect to any Asset Disposition, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition MINUS the sum of (a) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or any Subsidiary, as applicable, in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition) and (b) federal, state and local taxes incurred in connection with such Asset Disposition, whether payable at such time or thereafter.

     "NEW BANK": as defined in the recitals hereto.

     "NON-MATERIAL SUBSIDIARY": as to any Person at any time of determination, a Subsidiary of such Person in which such Person and its other Subsidiaries have made an aggregate investment of not more than $2,000,000.

     "NOTES": the collective reference to the Revolving Credit Notes and the Bid Loan Notes.

     "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Administrative Agent or to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel, and the allocated cost of internal counsel, to the Administrative Agent or to the Banks that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

     "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PARTICIPANT": as defined in subsection 9.6(c).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PROPERTIES": the collective reference to the real and personal property owned, leased or operated by the Borrower or any of its Subsidiaries.

     "REAL ESTATE SUBSIDIARY": at any time, Franklin Properties, Inc. or any other Subsidiary of the Borrower principally engaged at such time in the real estate investment and property management business or any Subsidiary of any such Subsidiary.

     "REFERENCE BANKS": JPMCB, Bank of America, N.A., The Bank of New York, Citibank, N.A., and BNP Paribas.

     "REGISTER": as defined in subsection 9.6(b)(iv).

     "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System.

     "REGULATION X": Regulation X of the Board of Governors of the Federal Reserve System.

     "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.ss.2615.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": the chief executive officer, the president, any senior vice president or any vice president of the Borrower or, with respect to financial matters, the chief financial officer, treasurer or controller of the Borrower.

     "REVOLVING CREDIT LOANS": as defined in subsection 2.1(a).

     "REVOLVING CREDIT NOTES": as defined in subsection 2.4(e).

     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "SIGNING DATE": the date hereof.

     "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

     "SUBSIDIARY": as to any Person at any time of determination, a corporation, partnership or other entity (other than any Fund or any other investment company or similar investment entity existing under foreign law substantially equivalent to an investment company) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "TAXES": any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TERM-OUT MATURITY DATE": if so selected by the Borrower pursuant to subsection 2.4(a), the first anniversary of the Termination Date.

     "TERMINATION DATE": the date that is 364 days after the Effective Date.

     "TRANCHE": the collective reference to LIBOR Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

     "TYPE": as to any Revolving Credit Loan, its nature as an Alternate Base Rate Loan or a LIBOR Loan.

     "WORKING DAY": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

     1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

     (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     SECTION 2. AMOUNT AND TERMS OF LOANS

     2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans (the "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed the amount of such Bank's Commitment, PROVIDED that the aggregate principal amount of Revolving Credit Loans and Bid Loans outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

     (b) The  Revolving  Credit  Loans may from time to time be (i) LIBOR Loans,
(ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.8, PROVIDED that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Termination Date unless at the time such Revolving Credit Loan is requested, the Borrower has irrevocably and in writing selected the Term-Out Maturity Date. Each Bank may make or maintain its Revolving Credit Loans to the Borrower by or through any branch or other affiliate as determined by it from time to time and notified to the Administrative Agent (any such branch or affiliate being herein called a "LENDING OFFICE").

     2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Commitments during the Commitment Period on any Working Day if the borrowing is a LIBOR Loan or on any Business Day if the borrowing is an Alternate Base Rate Loan, PROVIDED that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent
(a) prior to 10:00 A.M., New York City time four Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans or (b) prior to 10:30 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the aggregate amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of LIBOR Loans, Alternate Base Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the amounts of such Type of Loan and the lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to
(x) in the case of Alternate Base Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such amount will then be made available to the relevant Borrower by the Administrative Agent crediting the account of such Borrower on the books of such office with such amount made available to the Administrative Agent by such Bank for such Borrower and in like funds as received by the Administrative Agent.

     2.3 THE BID LOANS. (a) The Borrower may borrow Bid Loans from time to time on any Business Day (in the case of Bid Loans made pursuant to an Absolute Rate Bid Loan Request) or on any Working Day (in the case of Bid Loans made pursuant to a LIBOR Bid Loan Request) during the period from the Closing Date until the date occurring 7 days prior to the Termination Date in the manner set forth in this subsection 2.3 and in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time.

     (b) (i) The Borrower shall request Bid Loans by delivering a Bid Loan Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Working Days prior to the proposed Borrowing Date (in the case of a LIBOR Bid Loan Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the requested Borrowing Date (in the case of an Absolute Rate Bid Loan Request). Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such Bid Loans. The maturity date for each Bid Loan shall be not less than 7 days nor more than 360 days after the Borrowing Date therefor (and in any event not after the Termination Date). The Administrative Agent shall promptly notify each Bid Loan Bank by telex or facsimile transmission of the contents of each Bid Loan Request received by it.

          (ii) In the case of a LIBOR Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent, before 10:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bid Loan Bank would be willing to make (which amounts may, subject to subsection 2.3(a), exceed such Bid Loan Bank's Commitment) and the margin above or below the Applicable Index Rate at which such Bid Loan Bank is willing to make each such Bid Loan; the Administrative Agent shall advise the Borrower before 11:15 A.M. (New York City time) three Working Days before the proposed Borrowing Date, of the contents of each such Bid Loan Offer received by it. If the Administrative Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Working Days before the proposed Borrowing Date.

          (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bid Loan Bank that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Administrative Agent, before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date, and the aggregate maximum amount for all maturity dates, which such Bid Loan Bank would be willing to make (which amounts may, subject to subsection 2.3(a), exceed such Bid Loan Bank's Commitment) and the rate or rates of interest at which such Bid Loan Bank is willing to make such Bid Loan; the Administrative Agent shall advise the Borrower before 10:15 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such Bid Loan Offer received by it. If the Administrative Agent in its capacity as a Bid Loan Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

          (iv) The Borrower shall before 11:30 A.M. (New York City time) three Working Days before the proposed Borrowing Date (in the case of Bid Loans requested by a LIBOR Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

          (A) cancel such Bid Loan Request by giving the Administrative Agent telephone notice to that effect; or

          (B) accept one or more of the offers made by any Bid Loan Bank or Bid Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant maturity date to be made by each Bid Loan Bank (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Bid Loan Offer of such Bid Loan Bank, and for all maturity dates included in such Bid Loan Offer shall be equal to or less than the aggregate maximum amount specified in such Bid Loan Offer for all such maturity dates) and reject any remaining offers made by Bid Loan Banks pursuant to clause (ii) or clause (iii) above, as the case may be; PROVIDED, HOWEVER, that (x) the Borrower may not accept offers for Bid Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request, (y) if the Borrower accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and not any other criteria whatsoever and (z) if two or more Bid Loan Banks submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Banks with such identical pricing, the Borrower shall accept offers from all of such Bid Loan Banks in amounts allocated among them PRO RATA as shall be practicable after giving effect to the requirement that Bid Loans made by a Bid Loan Bank on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof).

          (v) If the Borrower notifies the Administrative Agent that a Bid Loan Request is cancelled pursuant to clause (iv) (A) above, the Administrative Agent shall give prompt telephone notice thereof to the Bid Loan Banks, and the Bid Loans requested thereby shall not be made.

          (vi) If the Borrower accepts pursuant to clause (iv) (B) above one or more of the offers made by any Bid Loan Bank or Bid Loan Banks, the Administrative Agent shall promptly notify each Bid Loan Bank which has made such an offer, of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Bank. Each Bid Loan Bank which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 9.2 the amount of Bid Loans to be made by such Bid Loan Bank, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Bank of the aggregate amount of Bid Loans advanced on such Borrowing Date and the respective maturity dates thereof.

     (c) Within the limits and on the conditions set forth in this subsection 2.3, the Borrower may from time to time borrow under this subsection 2.3, repay pursuant to subsection 2.4, and reborrow under this subsection 2.3. The Borrower shall not have the right to prepay any principal amount of any Bid Loan.

     (d) The Borrower shall pay interest on the unpaid principal amount of each Bid Loan made to it from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to subsection 2.4 below (calculated on the basis of a 360-day year for actual days elapsed), payable on each Interest Payment Date for such Bid Loan. If all or a portion of the principal amount of any Bid Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Bank under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to such Bid Loan until the scheduled maturity date with respect thereto, and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate until paid in full (as well after as before judgment). Interest accruing pursuant to the immediately preceding sentence shall be payable on demand.

     2.4 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Bank the then unpaid principal amount of each Revolving Credit Loan on the Termination Date (or any earlier date on which, subject to the terms and conditions of this Agreement, such payment shall become due and payable, by acceleration or otherwise) and (ii) to the Administrative Agent for the account of each relevant Bid Loan Bank the then unpaid principal amount of each Bid Loan on the maturity date for such Loan (such maturity date being that specified by the Borrower for the repayment of such Bid Loan in the related Bid Loan Request). Notwithstanding clause (i) above, the Borrower may, upon written notice to the Administrative Agent given at least three Business Days prior to the Termination Date, extend the date upon which the principal amount of the Revolving Credit Loans outstanding as of the Termination Date will be due and payable to the Term-Out Maturity Date; PROVIDED that no Default or Event of Default shall have occurred and be continuing on the Termination Date and the representations and warranties set forth in Section 3 shall be true and correct in all material respects on and as of the Termination Date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date. If the Borrower gives notice to the Administrative Agent in accordance with the preceding sentence, the Borrower hereby agrees that the outstanding principal balance of each Revolving Credit Loan outstanding on the Termination Date shall be payable on the Term Out Maturity Date or such earlier date as may be required hereunder, due to accelerations or otherwise. It is understood that, whether or not the Term-Out Maturity Date is selected, (x) the Commitments shall automatically terminate on the Termination Date and (y) no maturity date for any Bid Loan may be extended beyond the Termination Date.

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, whether such Loan is a Revolving Credit Loan or a Bid Loan, the Type thereof and the Interest Period or, in the case of Bid Loans, the maturity date applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. The Administrative Agent shall provide such back-up information and supporting documentation that is reasonably requested by the Borrower from time to time to support entries made in said accounts.

     (e) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Administrative Agent shall prepare and the Borrower shall execute and deliver to such Bank, a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) substantially in the form of Exhibit E-1, in the case of Revolving Loans (a "REVOLVING CREDIT NOTE"), or Exhibit E-2, in the case of any Bid Loans (a "GRID BID LOAN NOTE"); PROVIDED that any Bid Loan Bank may request that any individual Bid Loan (or portion thereof) made by it in an amount of at least
$5,000,000 be evidenced by an individual note in the form of Exhibit E-3 (an "INDIVIDUAL BID LOAN NOTE"). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to subsection 9.6) be represented by one or more promissory notes in substantially such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     2.5 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments,

PROVIDED that no such reduction or termination shall be permitted if, after giving effect thereto, and to any prepayment of the Revolving Credit Loans made on the effective date therein, the then outstanding principal amount of Loans (including, without limitation, Bid Loans) would exceed the aggregate amount of the Commitments as so reduced. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

     2.6 OPTIONAL PREPAYMENTS. Subject to subsection 2.17, the Borrower may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice from the Borrower to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof and may only be made, if after giving effect thereto, subsection 2.9 shall not have been contravened. The Borrower shall not have the right to prepay the principal amount of any Bid Loan.

     2.7 MANDATORY PREPAYMENTS. (a) Upon receipt by the Borrower or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, (i) if such Net Proceeds exceed $10,000,000 or (ii) if such Net Proceeds do not exceed $10,000,000 but such Net Proceeds, together with all other Net Proceeds from other, prior Asset Dispositions in the same fiscal year of the Borrower, which, in each case, have not exceeded $10,000,000, exceed $25,000,000, then on the first Business Day after the receipt of Net Proceeds from such Asset Disposition, the Revolving Credit Loans shall be prepaid, without an accompanying reduction of the Commitments, in an amount equal to 100% of such Net Proceeds (or, in the case of Net Proceeds described in clause (ii) of this paragraph (a), if less, the amount by which such Net Proceeds, together with such other Net Proceeds, exceed $25,000,000). To the extent that the Borrower makes mandatory prepayments with such Net Proceeds under subsection 2.7(a) of the Five Year Facility Credit Agreement, no mandatory prepayment shall be due under this subsection 2.7(a).

     (b) In the event of any Change in Control, if the Majority Banks give the Borrower a notice within 30 days of the announcement of such Change in Control requiring the Borrower to prepay the Loans in full, then the Borrower shall prepay the Loans in full on a date determined by the Borrower and notified by the Borrower pursuant to the procedures of subsection 2.6 which is not more than 90 days after such Change in Control. If the Loans are required to be prepaid in full pursuant to this subsection 2.7(b), such Loans shall not be permitted to be reborrowed and the Commitments shall be deemed to be terminated as of the date of such prepayment.

     (c) If, after giving effect to any termination or reduction of any Commitments pursuant to subsection 2.5 or this subsection 2.7, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of such Commitments then in effect, the Borrower shall pay or prepay such Loans (including, without limitation, the Bid Loans) on the date of such termination or reduction in an aggregate principal amount at least equal to such excess, together with interest thereon accrued to the date of such payment or prepayment. All prepayments made pursuant to this subsection 2.7(c) shall be applied first to the Revolving Credit Loans until such Loans are paid in full and second to the Bid Loans.

     (d) Each prepayment of the Loans pursuant to this subsection 2.7 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to subsection 2.17.

     2.8 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert LIBOR Loans to Alternate Base Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to LIBOR Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding LIBOR Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, subsection 2.9 shall not have been contravened and (ii) no Revolving Credit Loan may be converted into a LIBOR Loan after the date that is one month prior to the Termination Date (or, if applicable, the Term-Out Maturity Date).

     (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loans, PROVIDED that no LIBOR Loan may be continued as such (i) if, after giving effect thereto, subsection
2.9 would be contravened or (ii) after the date that is one month prior to the Termination Date (or, if applicable, the Term-Out Maturity Date) and PROVIDED, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Credit Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

     2.9 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Tranche shall be equal to $15,000,000 or a whole multiple of $1,000,000 in excess thereof.

     2.10 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate determined for such day plus the Applicable Margin.

     (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

     (c) Each Bid Loan shall bear interest as provided in subsection 2.3.

     (d) If all or a portion of the principal amount of any Revolving Credit Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal to the last day of any Interest Period then applicable thereto, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) otherwise, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (e) Interest on each LIBOR Loan and Alternate Base Rate Loan shall be payable in arrears on each Interest Payment Date, provided in each case that interest accruing pursuant to paragraph (d) of this subsection shall be payable on demand.

     2.11 COMPUTATION OF INTEREST AND FEES. (a) Interest on Alternate Base Rate Loans, facility fees and utilization fees shall be calculated on the basis of a 360-day year for the actual days elapsed, PROVIDED that interest on Alternate Base Rate Loans the rate of interest on which are based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on LIBOR Loans and Bid Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrower and the Banks of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.10(a) and the calculations made by the Administrative Agent in determining any interest rate pursuant to subsection 2.10(b).

     (c) If any Reference Bank's Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, the Administrative Agent (after consultation with the Borrower and the Banks) shall, by notice to the Borrower and the Banks, designate another Bank as a Reference Bank so that there shall at all times be at least two Reference Banks.

     (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.12, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

     2.12 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period:

     (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

     (b) the Administrative Agent shall have received notice from the Majority Banks that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to LIBOR Loans.

     2.13 PRO RATA TREATMENT AND PAYMENTS. Each borrowing of Revolving Credit Loans by the Borrower from the Banks hereunder, each payment by the Borrower of any facility, utilization or other fee hereunder, and any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Banks. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the appropriate Banks, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to such Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans or LIBOR Bid Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan or LIBOR Bid Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

     2.14 ILLEGALITY. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank or Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Alternate Base Rate Loans to LIBOR Loans shall forthwith be cancelled and (b) the Loans of such Bank or Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.17.

     2.15 REQUIREMENTS OF LAW. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks of the same general type as such Bank in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Effective Date:

          (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

          (ii) shall impose on such Bank or Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or Lending Office, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or Bid Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Bank or Lending Office, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank or any Lending Office becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank or Lending Office, through the Administrative Agent, to the Borrower shall be PRIMA FACIE evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

     (b) If, after the date of this Agreement, the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank or such corporation (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Bank or such corporation which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a consequence of such introduction or change, then, upon demand of the Administrative Agent at the request of such Bank, the Borrower shall immediately pay to the Administrative Agent on behalf of such Bank, additional amounts sufficient to compensate such Bank or such corporation for the increased costs to such Bank or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Bank setting forth in reasonable detail the computation of any such increased costs. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

     (c) Each Bank will promptly notify the Borrower, through the Administrative Agent, of any event of which it has knowledge that will entitle such Bank to compensation pursuant to subsection 2.15(a) or (b) above. No failure by any Bank to give (or delay in giving) such notice shall adversely affect such Bank's rights to such compensation, except that the Borrower shall have no obligation to compensate any Bank for any cost or reduction incurred or accrued by it more than one year before such Bank gives notice of the event giving rise to such cost or reduction as required by the preceding sentence.

     2.16 TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any Note shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection) the Administrative Agent or Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Bank, on or with respect to any payment by or on account of any obligation of the
Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank, or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Foreign Bank hereby agrees that it shall deliver to the Administrative Agent and the Borrower:

          (i) two copies of Internal Revenue Service Form W-8-BEN or Form W-8-ECI (or appropriate successor form), properly completed and duly executed by such Foreign Bank claiming complete exemption from U.S. Federal withholding tax on payments by the Borrower or the Administrative Agent under this Agreement and the other Loan Documents;

          (ii) any other documentation as may be required under applicable U.S. tax law and regulations to evidence complete exemption from U.S. Federal withholding tax on all payments by the Borrower or the Administrative Agent under this Agreement and the Loan Documents.

Such forms and other documentation shall be delivered by each Foreign Bank on or before the Initial Date (as defined below) and on or before the date, if any, such Foreign Bank changes its applicable Lending Office by designating a different Lending Office or selecting an additional office. In addition, each Foreign Bank shall deliver appropriate replacements to such forms previously delivered by it promptly upon the obsolescence or invalidity of any form or other documentation previously delivered by such Foreign Bank unless an event beyond the control of such Foreign Bank (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Foreign Bank from duly completing and delivering any such form with respect to it and such Foreign Bank so advises the Borrower and the Administrative Agent.

     (f) For purposes of subsection (e), the term "Initial Date" shall mean (i) with respect to each Foreign Bank that is a party hereto on the date hereof, the date hereof, (ii) with respect to each Participant, the effective date of the grant of a participation to such Participant, and (ii) with respect to each transferee, the date of such transfer or assignment of an interest hereunder to such transferee.

     2.17 INDEMNITY. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan or Bid Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Bid Loans or LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement (and, in the case of Bid Loans, so long as the Borrower has accepted a Bid Loan offered in connection with any such notice), (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the

Borrower of a prepayment of LIBOR Loans or (without prejudice to the last sentence of subsection 2.3(c)) Bid Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

     2.18 FACILITY AND UTILIZATION FEE. (a) During the Commitment Period (and, if the Term-Out Maturity Date has been selected, during the period from and including the Termination Date to but excluding the Term-Out Maturity Date), the Borrower agrees to pay to the Administrative Agent for the account of each Bank a facility fee equal to the product of 0.080% per annum and the daily average amount of the Commitment of such Bank during the quarter (or such other period) for which such fee is to be paid (without regard to the principal amount of Loans from time to time made by such Bank) (or, if the Commitments have been terminated (including, without limitation, during any period after the Termination Date if the Term-Out Maturity Date is selected), on the daily average outstanding principal amount of the Loans of such Bank during the quarter (or such other period) for which such fee is to be paid). Such facility fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 2004, and on the Termination Date and, if applicable, the Term-Out Maturity Date (or, in any case, any earlier date on which all amounts outstanding hereunder shall become due and payable by acceleration or otherwise).

     (b) During the Commitment Period (and, if the Term-Out Maturity Date has been selected, during the period from and including the Termination Date to but excluding the Term-Out Maturity Date), the Borrower agrees to pay to the Administrative Agent for the account of each Bank a utilization fee computed at the rate of 0.125% per annum on the aggregate average amount of the Revolving Credit Loans under this Agreement and the Five Year Facility outstanding during the quarter for which such fee is to be paid; PROVIDED, that no such fee shall be required to be paid with respect to any quarter in which the aggregate average amount of the Revolving Credit Loans and Bid Loans then outstanding under this Agreement and the Five Year Facility ("TOTAL USAGE") does not exceed 50% of the aggregate Commitments of the Banks under this Agreement and the Five Year Facility (the "UTILIZATION THRESHOLD"); PROVIDED, FURTHER, that if the Borrower shall have selected the Term-Out Maturity Date, Total Usage shall be deemed to exceed the Utilization Threshold during any period after the
Termination Date when Loans are outstanding under this Agreement. Such utilization fee, to the extent payable, shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on June 30, 2004 and on the Termination Date, and, if applicable, the Term-Out Maturity Date (or, in any case, any earlier date on which all amounts outstanding hereunder shall become due and payable by acceleration or otherwise).

     Sample computations of the facility fee and the utilization fee are given in Schedule II hereto.

     2.19 MITIGATION OF COSTS(a) . If any Bank, by changing its Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not, in the reasonable judgment of such Bank, disadvantageous to it in any financial, regulatory or other respect, can mitigate any adverse effect on the Borrower under subsections 2.14, 2.15 or 2.16, such Bank shall take such action.

     2.20 NEW BANKS; EXITING BANKS. (a) As of the Closing Date, the New Banks shall become Banks parties to this Agreement, and the terms "Bank" and "Banks" as used in this Agreement shall be deemed to include each New Bank. Each New Bank (i) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as provided by the terms thereof and in accordance with Section 8 hereof and (ii) agrees that as of the Closing Date it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank. As of the Closing Date, each New Bank shall have all the rights of a Bank under this Agreement.

     (b) As of the Closing Date, the Commitments of each of the Exiting Banks shall be terminated, and the Exiting Banks shall no longer be parties to this Agreement, PROVIDED that any indemnities or other agreements under this Agreement or any other Loan Document which by their terms survive repayment of amounts payable thereunder shall survive repayment pursuant hereto with respect to the Exiting Banks.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement, and to make the Loans the Borrower hereby represents and warrants to the Administrative Agent and each Bank that:

     3.1  FINANCIAL  CONDITION.  (a)  The  consolidated  balance  sheets  of the
Borrower and its consolidated Subsidiaries as at September 30, 2002, and September 30, 2003, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2004 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified to the best of their knowledge by a Responsible Officer of the Borrower, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at such date. During the period from March 31, 2004 to and including the Closing Date there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at March 31, 2004.

     3.2 NO CHANGE. Since March 31, 2004 there has been no Material Adverse Effect.

     3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize (i) the borrowings on the terms and conditions of this Agreement and the Notes and (ii) the execution, delivery and performance of the Loan Documents. Except as set forth on Schedule III hereto, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been and each of the Notes will be duly executed and delivered. This Agreement constitutes, and each of the Notes when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not (a) violate, to the knowledge of the Borrower, any Requirement of Law or Contractual Obligation of the Borrower, any of its Subsidiaries or any of the Funds, or (b) violate any Requirement of Law or Contractual Obligation of the Borrower, any of its Subsidiaries or any of the Funds which could reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the

Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues or by or against any "affiliated person" of the Borrower or any of its Subsidiaries, within the meaning of the Investment Company Act, (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

     3.7 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property which is material to its business, and none of such property, and none of the investment advisory agreements to which the Borrower or any of its Subsidiaries is a party or any of the revenues thereunder, is subject to any Lien except as permitted by subsection 6.3.

     3.8 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). To the knowledge of the Borrower, no claim which could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.9 TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); to the knowledge of Borrower, no tax Lien has been filed, and no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

     3.10 FEDERAL REGULATIONS. No part of the proceeds of any Loans are intended to be or will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X, or for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     3.11 ERISA. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no Multiemployer Plans. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $0.

     3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. (a) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

     (b) Each of the Subsidiaries of the Borrower listed on Schedule IV hereto is duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "ADVISERS ACT"). None of the other Subsidiaries of the Borrower or the Borrower is an "investment adviser" within the meaning of the Advisers Act and the rules and regulations promulgated thereunder. Each entity for which any Subsidiary of the Borrower acts as an investment adviser and which is required to be registered as an "investment company" under the Investment Company Act is duly registered as such thereunder.

     (c) Except for the Subsidiaries of the Borrower listed on Schedule V hereto, neither the Borrower nor any of its Subsidiaries is required to be duly registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended, and such Subsidiaries so listed are duly registered as such.

     (d) Each of the Borrower and its Subsidiaries is duly registered, licensed or qualified as an investment adviser or broker-dealer in each State of the United States where the conduct of its business requires such registration, licensing or qualification and is in compliance in all material respects with all Federal and State laws requiring such registration, licensing or qualification, except to the extent where the failure to be so registered, licensed or qualified or to be in such compliance will not have a Material Adverse Effect.

     3.13 INVESTMENT ADVISORY AGREEMENTS. Each of the investment advisory agreements, distribution agreements and shareholder servicing contracts to which the Borrower or any of its Subsidiaries is a party is a legal, valid and binding obligation of the parties thereto enforceable against such parties in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and neither the Borrower nor any of its Subsidiaries is in breach or violation of or in default under any such agreement or contract in any material respect which would individually or in the aggregate have a Material Adverse Effect.

     3.14 SUBSIDIARIES. The Subsidiaries listed on Schedule VI hereto constitute all the Subsidiaries of the Borrower at the Closing Date, other than any Subsidiary having a net worth of less than $5,000,000; PROVIDED, that the aggregate net worth of all Subsidiaries not listed on Schedule VI may not exceed $25,000,000.

     3.15 PURPOSE OF LOANS. The proceeds of the Revolving Credit Loans and the Bid Loans, if any, shall be used for general corporate purposes, including commercial paper backup.

     3.16 ENVIRONMENTAL MATTERS. To the best knowledge of the Borrower:

     (a) The Properties and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties or the business conducted at the Properties which could materially interfere with the continued operation of the Properties.

     (b) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business conducted at the Properties, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to cause a Material Adverse Effect.

     (c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or such business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to cause a Material Adverse Effect.

     3.17 ACCURACY AND COMPLETENESS OF INFORMATION. To the best of the Borrower's knowledge, the documents furnished and the statements made in writing to the Banks by the Borrower in connection with the negotiation, preparation or execution of this Agreement taken as a whole do not contain any untrue statement of fact material to the credit worthiness of the Borrower or omit to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Banks prior to the date hereof.

     SECTION 4. CONDITIONS PRECEDENT

     4.1 CONDITIONS TO EXECUTION. The parties acknowledge that the execution, delivery and effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

     (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by a Responsible Officer of the Borrower with a counterpart for each Bank, and such officer shall be covered by an incumbency certificate which has been executed and delivered to the Administrative Agent.

     (b) INCUMBENCY CERTIFICATES. The Administrative Agent shall have received an Incumbency Certificate of the Borrower as of the Closing Date, dated the Closing Date, executed by one of its Responsible Officers and its Secretary or Assistant Secretary.

     (c) CORPORATE PROCEEDINGS. The Administrative Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower as of the Closing Date authorizing (i) the execution, delivery and performance of this Agreement and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (d) CORPORATE DOCUMENTS. The Administrative Agent shall have received copies of the certificate of incorporation and by-laws of the Borrower as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

     (e) FEES. The Banks, the Administrative Agent and J.P. Morgan Securities Inc. shall have received all fees required to be paid, and all expenses for which invoices have been presented.

     (f) LEGAL OPINIONS. The Administrative Agent shall have received the executed legal opinions of (i) Morrison & Foerster, counsel to the Borrower and
(ii) Murray L. Simpson, General Counsel to the Borrower, and each such legal opinion shall be satisfactory in form and substance to the Administrative Agent and its counsel.

     (g) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing as of the Closing Date.

     (h) REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in Section 3 shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

     (i) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence reasonably satisfactory to it that all amounts outstanding, if any, under the Existing Credit Agreement have been repaid in full as of the Closing Date.

     (j) REVOLVING CREDIT NOTES. The Administrative Agent shall have received, for the account of each Bank that has requested a Revolving Credit Note pursuant to subsection 2.4(e), a Revolving Credit Note conforming to the requirements of this Agreement, and executed by a duly authorized officer of the Borrower.

     4.2 CONDITIONS TO EACH LOAN. The agreement of each Bank to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (or, in the case of any Loan requested to be made hereunder the proceeds of which are solely to be used to repay any then outstanding Loans, solely the representation contained in subsection 3.2), shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date.

     (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

     (c) BID LOAN CONFIRMATION. With respect to any Bid Loan, a Bid Loan Confirmation shall have been delivered in accordance with subsection 2.3(b)(iv).

     Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.

     SECTION 5. AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as the Commitments remain in effect, any Loan remains outstanding or any other amount is owing to any Bank or the Administrative Agent hereunder:

     5.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent (for distribution to each Bank):

     (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

     (b) as soon as available, but in any event within 10 days after delivery of the financial statements described in paragraph (a) above, the corresponding consolidating balance sheet as at the end of such year and the related consolidating statements of income and retained earnings and of cash flows for such year, all showing separately the principal lines of business conducted by separate Subsidiaries or groups of Subsidiaries to the extent requested by the Administrative Agent, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries, taken as a whole;

     (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

     (d) as soon as available, but in any event within 10 days after delivery of the financial statements described in paragraph (c) above, the corresponding consolidating balance sheet as at the end of such quarter and the related consolidating statements of income and retained earnings and of cash flows for the portion of the fiscal year through such date, all showing separately the entities described in paragraph (b) above, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower for such quarter taken as a whole;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     Any delivery required to be made pursuant to subsections 5.1(a), (b), (c) or (d) shall be deemed to have been made on the date on which the Borrower posts such delivery on the Internet at the website of the Borrower or when such delivery is posted on the SEC's website on the Internet at www.sec.gov; PROVIDED that the Borrower shall have given notice of any such posting to the Banks, which notice shall include a link to the applicable website to which such posting was made; PROVIDED, FURTHER, that the Borrower shall deliver paper copies of any delivery referred to in subsections 5.1(a), (b), (c) or (d) to any Bank that requests the Borrower to deliver such paper copies until notice to cease delivering such paper copies is given by such Bank.

     5.2 CERTIFICATES; OTHER INFORMATION. The Borrower shall furnish to the Administrative Agent (for distribution to each Bank):

     (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(c), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) with respect to the covenants contained in subsection 6.1, setting forth such calculations as are necessary to demonstrate compliance with such covenants;

     (b) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority; and

     (c) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

     5.3 PAYMENT OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business (including, without limitation, all such registrations under the Advisers Act and all material investment advisory agreements, distribution agreements and shareholder servicing contracts), except as otherwise permitted pursuant to subsection 6.5; comply, and to the extent reasonably within its control cause each Fund to comply, with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     5.5 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

     5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP or with respect to foreign Subsidiaries in conformity with appropriate local accounting practices, and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

     5.7 NOTICES. The Borrower shall promptly give notice to the Administrative Agent, which shall promptly give notice to each Bank, of:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, which default or event of default could reasonably be expected to have a Material Adverse Effect, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority or any Fund, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

     (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries or any "affiliated person" of the Borrower or any of its Subsidiaries, within the meaning of the Investment Company Act, in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought or which could reasonably be expected to have a Material Adverse Effect;

     (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

     (e) any suspension or termination of the registration of any Subsidiary of the Borrower as an investment adviser under the Advisers Act or any cancellation or expiration without renewal of any investment advisory agreement, distribution agreement or shareholder servicing contract to which the Borrower or any of its Subsidiaries is a party the revenues under which have exceeded in the most recent fiscal year of the Borrower $25,000,000; and

     (f) a development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     5.8 ENVIRONMENTAL LAWS. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect; and

     (c) Defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

     SECTION 6. NEGATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as the Commitments remain in effect, any Loan remains outstanding or any other amount is owing to any Bank or the Administrative Agent hereunder:

     6.1 FINANCIAL CONDITION COVENANTS. The Borrower shall not:

     (a) INTEREST COVERAGE. Permit for any period of four consecutive fiscal quarters of the Borrower commencing on or after the Closing Date (or for any of the periods of one, two and three consecutive fiscal quarters of the Borrower commencing on or immediately after the Closing Date) the ratio of (i) the sum of Consolidated Net Income for such period plus income taxes deducted in determining such Consolidated Net Income plus Consolidated Interest Expense for such period to (ii) Consolidated Interest Expense for such period to be less than 4.0 to 1.

     (b) MAINTENANCE OF CONSOLIDATED WORKING CAPITAL. Permit Consolidated Working Capital on any date on or after the Closing Date to be less than $100,000,000.

     (c) MAXIMUM CAPITALIZATION RATIO. Permit the Capitalization Ratio at any time to be greater than 55%.

     6.2 LIMITATION ON INDEBTEDNESS. The Borrower shall not create, incur, assume or suffer to exist any secured Indebtedness, and shall not permit any of its Included Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

     (a) Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not exceeding as to the Borrower and its Included Subsidiaries $50,000,000 at any time outstanding;

     (b) Indebtedness outstanding on the Closing Date and listed on Schedule VII or reflected in the financial statements referred to in subsection 3.1;

     (c) Indebtedness of a corporation which becomes a Subsidiary after the date hereof, PROVIDED that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Borrower or any existing Subsidiary no Default or Event of Default shall have occurred and be continuing;

     (d) unsecured Indebtedness of any Subsidiary owing to the Borrower or any other Subsidiary or secured Indebtedness of any Subsidiary owing to the Borrower;

     (e)  Indebtedness  created by this Agreement and by the Five Year Facility;
and

     (f) Indebtedness consisting of the obligations of the Borrower and FTC under any Lease Financing Arrangement.

     6.3 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Included Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

     (f) Liens in existence on the Closing Date listed on Schedule VIII or described in the financial statements referred to in subsection 3.1 or in any notes thereto, securing Indebtedness permitted by subsection 6.2(b), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

     (g) Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by subsection 6.2(a) incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such property;

     (h) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 6.2(c), PROVIDED that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

     (i) Liens (not otherwise permitted hereunder) which secure obligations in an aggregate amount at any one time outstanding not exceeding as to the Borrower and its Included Subsidiaries an amount equal to 5% of the Consolidated Net Worth, measured at the time of the creation, incurrence or assumption of any such Lien and based upon the Consolidated Net Worth as at the end of the most recently completed fiscal quarter of the Borrower for which financial statements have been furnished to the Administrative Agent pursuant to subsection 5.1;

     (j) Liens on "margin stock" within the meaning of Regulation U to the extent that margin stock would, but for this paragraph (j), represent more than 25% of the value of the assets subject to this subsection 6.3;

     (k) Liens on cash or cash equivalents to secure obligations of the Borrower and its Subsidiaries in respect of any interest rate and currency hedging agreements entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances; and

     (l) Liens provided for or required to be granted by the Borrower or FTC under any Lease Financing Arrangement, which Liens shall not limit or apply against the right of the Borrower and its Included Subsidiaries to create, incur, assume or permit to exist Liens that comply with the provisions of paragraphs (a) through (k) of this subsection 6.3.

     6.4 LIMITATIONS ON FUNDAMENTAL CHANGES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any merger, consolidation or
amalgamation,   or
liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

     (a) that the Borrower may enter into any merger, consolidation or amalgamation for the purpose of effecting any corporate or tax reorganization of the Borrower and the Subsidiaries or for the purpose of effecting any investment permitted under subsection 6.6, PROVIDED that such merger, consolidation or amalgamation is not with any Banking Subsidiary, Insurance Subsidiary or Real Estate Subsidiary (or with any other Person which is principally engaged in the banking or trust, insurance or real estate business), that the ownership of the Borrower (or its successor) is not materially different after such transaction from what it was prior thereto, that the Borrower (or its successor) remains the holding company for the Subsidiaries of the Borrower prior thereto, and that, if the Borrower is not the successor corporation in such transaction, such successor corporation is a corporation organized and validly existing under the laws of the United States or any state thereof and, by operation of law or otherwise, assumes the obligations of the Borrower hereunder and such organization and assumption are evidenced by an opinion of counsel to such successor satisfactory in form and substance to the Administrative Agent; and

     (b) that any Subsidiary of the Borrower may enter into any such transaction for the purpose of effecting any corporate or tax reorganization of the Borrower and its Subsidiaries or for the purpose of effecting any sale or other disposition of any of its property, business or assets permitted under subsection 6.5 or any investment permitted under subsection 6.6, PROVIDED that such merger, consolidation or amalgamation is not with any Banking Subsidiary, Insurance Subsidiary or Real Estate Subsidiary (or with any other Person which is principally engaged in the banking or trust, insurance or real estate business), unless such Subsidiary is also a Banking Subsidiary, Insurance Subsidiary or Real Estate Subsidiary, as the case may be.

     6.5 LIMITATION ON SALE OF ASSETS. The Borrower shall not, and shall not permit any of its Included Subsidiaries to, make any Asset Disposition, unless the Revolving Credit Loans are reduced to the extent required pursuant to subsection 2.7 and the Borrower makes the mandatory prepayment, if any, required in connection therewith pursuant to subsection 2.7.

     6.6 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. The Borrower shall not, and shall not permit any of its Included Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "INVESTMENT"), any Person, except for:

     (a) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and that have a value which may be readily established, including any such investment that may be readily sold or otherwise liquidated in any Fund or in any investment company managed by any Joint Venture pursuant to an investment advisory agreement;

     (b) any investment in any Included Subsidiary of the Borrower or in any other Person principally engaged in the business of providing investment advisory services and related (including distribution and shareholder servicing) services, PROVIDED that, after giving effect to any such investment in any such other Person, such other Person is a Subsidiary or a Joint Venture;

     (c) any investment in any Banking Subsidiary or in any other Person which, after giving effect to any such investment, is a Banking Subsidiary;

     (d) extensions of trade credit in the ordinary course of business;

     (e) loans to officers of the Borrower or any of its Subsidiaries consistent with past practices of the Borrower and its Subsidiaries, and advances to employees of the Borrower or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

     (f) investments in the Finance Subsidiary;

     (g) investments constituting non-cash consideration received in connection with an Asset Disposition, PROVIDED that such non-cash consideration shall not exceed 25% of the aggregate consideration received for such Asset Disposition; and PROVIDED FURTHER that the aggregate amount of any such non-cash consideration with respect to Asset Dispositions shall not exceed $10,000,000 at any one time outstanding; and

     (h) other investments in an aggregate amount as to the Borrower and its Subsidiaries (other than the Banking Subsidiaries and the Finance Subsidiary) not exceeding $125,000,000 for the period since the Closing Date.

     6.7 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any Subsidiary less than 80% owned, directly or indirectly, by the Borrower, unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     6.8 FISCAL YEAR. The Borrower shall not permit the fiscal year of the Borrower to end on a day other than September 30, except with the consent of the Majority Banks (which consent shall not be unreasonably withheld and which consent may be conditioned upon adjusting the covenants in a manner to give each of the parties hereto substantially the same protection and benefits as were in effect prior to any such change in the fiscal year of the Borrower).

     6.9 RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Included Subsidiaries to, enter into, or suffer to exist, any agreement with any Person other than the Banks which prohibits or limits the ability of any Included Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Included Subsidiary, (b) make loans or advances to the Borrower or any other Included Subsidiary or (c) transfer any of its properties or assets to the Borrower or any other Included Subsidiary. Notwithstanding the foregoing, the provisions of this subsection shall not apply to the obligations of the Borrower and FTC under any Lease Financing Arrangement.

     SECTION 7. EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

     (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 6.1 or 6.4; or

     (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or the Notes (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days or, if longer, a period ending 15 days after the giving of notice of such default by the Administrative Agent to the Borrower (or, in the case of any such default in the observance or performance of subsection 5.7(a), for a period of 30 days after a Responsible Officer has knowledge of a Default or Event of Default as to which notice is required by said subsection); or

     (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest, regardless of the amount, due in respect of any Indebtedness other than amounts due hereunder, including all of the Indebtedness issued under the same indenture or other agreement, of $75,000,000 or greater or in the payment of any Guarantee Obligation with respect to an amount of $75,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

     (f) (i) The Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries, except for Non-Material Subsidiaries, shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

     (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $75,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments to the

Borrower shall immediately terminate and the Loans made to such Borrower hereunder (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement and the Notes shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to the Borrower declare the Commitments of the Borrower to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder made (with accrued interest thereon) and all other amounts owing by the Borrower under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

     SECTION 8. THE AGENTS

     8.1 APPOINTMENT. Each Bank hereby irrevocably designates and appoints JPMCB as Administrative Agent, Bank of America, N.A. and The Bank of New York as Co-Syndication Agents and Citibank, N.A. and BNP Paribas as Co-Documentation Agents of such Bank under this Agreement, and each such Bank irrevocably authorizes JPMCB, as the Administrative Agent, Bank of America, N.A. and The Bank of New York, as the Co-Syndication Agents and Citibank, N.A. and BNP Paribas, as Co-Documentation Agents for such Bank, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents, as the case may be, by the terms of this Agreement , together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent, the Co-Syndication Agents nor the Co-Documentation Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents in such respective capacities.

     8.2 DELEGATION OF DUTIES. The Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents may execute any of their respective duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent, the Co-Syndication Agents nor the Co-Documentation Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent, the Co-Syndication Agents nor the Co-Documentation Agents shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by any of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

     8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Banks; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank expressly acknowledges that none of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative

Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or its Note(s), and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent in its respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the repayment of the Loans and all other amounts payable hereunder.

     8.8 THE ADMINISTRATIVE AGENT, THE CO-SYNDICATION AGENTS AND THE CO-DOCUMENTATION AGENTS IN THEIR INDIVIDUAL CAPACITIES. The Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents were not the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents, respectively, hereunder. With respect to the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents, such Loans made or renewed by the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents, the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents, as the case may be, shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents, as the case may be, and the terms "Bank" and "Banks" shall include the Administrative

Agent, the Co-Syndication Agents and the Co-Documentation Agents in their individual capacities.

     8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be approved by the Borrower, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     8.10 CO-SYNDICATION AGENTS AND CO-DOCUMENTATION AGENTS. Without limiting any provision contained in this Section 8, none of the Banks identified in this Agreement as the Co-Syndication Agents or the Co-Documentation Agents shall have, except as and to the limited extent expressly provided herein, any obligation, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

     SECTION 9. MISCELLANEOUS

     9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or the Borrower hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce or extend the time of payment of any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the written consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement , in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrower, the Banks and the Administrative Agent. In the case of any waiver, the Borrower, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the mail, postage prepaid, or, in the case of telecopy or other electronic notice, when received, addressed as follows in the case of the Borrower, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

           The Borrower:               Franklin Resources, Inc.
                                       One Franklin Parkway
                                       San Mateo, California  94403-1906
                                       Attention:  Martin L. Flanagan
                                                   President and Co-Chief
                                                   Executive Officer
                                       Telecopy:   650-312-3528

                                       With a copy to:
                                       Attention:  Lawrence M. Chew
                                                   Associate General Counsel and
                                                   Assistant Secretary
                                       Telecopy:   650-312-6656

           JPMCB, as                   JPMorgan Chase Bank
           Administrative Agent:       270 Park Avenue, Floor 4
                                       New York, New York  10017
                                       Attention:  Marybeth Mullen
                                       Telecopy:   212-270-1511

                                       With a copy to:
                                       JPMorgan Chase Bank
                                       270 Park Avenue, Floor 15
                                       New York, New York  10017
                                       Attention:   Patricia Ciocco
                                       Telecopy:   212-270-0670

                                       With a copy to:
                                       JPMorgan Chase Bank
                                       Loan and Agency Services
                                       1111 Fannin, Floor 10
                                       Houston, TX  77002
                                       Attention:  Omar Musule
                                       Telecopy:   713-750-2223

           Bank of America, N.A., as   Bank of America, N.A.
           Co-Syndication Agent:       231 South LaSalle Street, Suite 1044
                                       Chicago, IL 60697
                                       Attention:  Elizabeth Bishop
                                       Telecopy:   312-987-0889

           The Bank of New York, as    The Bank of New York
           Co-Syndication Agent:       One Wall Street, 17th Floor
                                       New York, NY 10286
                                       Attention:  Scott Buitekant
                                       Telecopy:   212-635-6348

           Citibank, N.A., as          Citibank, N.A.
           Co-Documentation Agent:     399 Park Avenue, 12th Floor
                                       New York, NY 10043
                                       Attention:  Alexander Duka
                                       Telecopy:   212-371-6309

           BNP Paribas, as             BNP Paribas
           Co-Documentation Agent      499 Park Avenue, 3rd Floor
                                       New York, NY 10022-1278
                                       Attention:  Laurent Vanderzyppe
                                       Telecopy:   212-841-2299

PROVIDED that any notice, request or demand to or upon the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents or the Banks pursuant to subsection 2.2, 2.6, 2.7 or 2.8 or any notice to the Borrower pursuant to
Section 7 shall not be effective until received.

     9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

     9.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Co-Syndication Agents and the Co-Documentation Agents for all their reasonable costs and out-of-pocket expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one external counsel to the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Banks, (b) after the occurrence of an Event of Default, to pay or reimburse each Bank, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and to the several Banks and the allocated cost of internal counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Bank, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Bank, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents or any Bank with respect to indemnified liabilities arising from (i) the negligence or willful misconduct of the Administrative Agent or any such Bank or their agents or attorneys-in-fact, (ii) legal proceedings commenced against the Administrative Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any such Bank, the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents by any other Bank or the Administrative Agent with respect to fee arrangements and other payment obligations between the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Banks. The agreements in this subsection shall survive repayment of all amounts payable hereunder. The Administrative Agent and the Banks agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

     9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Banks, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent, all future holders of Loans or Commitments and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (any such consent not to be unreasonably withheld or delayed) of:

          (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to an assignee that is a Bank immediately prior to giving effect to such assignment, an Affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent, PROVIDED that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Bank immediately prior to giving effect to such assignment..

          (ii)  Assignments  shall  be  subject  to  the  following   additional
     conditions:

          (A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement, PROVIDED that this clause shall not apply to rights in respect of outstanding Bid Loans;

          (C) the parties to each  assignment  shall  execute and deliver to the
     Administrative  Agent  an  Assignment  and  Assumption,   together  with  a
     processing and recordation fee of $3,500; and

          (D) the assignee, if it shall not be a Bank prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire.

     For the purposes of this subsection 9.6, the term "Approved Fund" has the following meaning:

     "APPROVED FUND" means (a) a CLO and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this subsection, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.15, 2.16, 2.17 and 9.5). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection 9.6 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph
     (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each
     Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Bank may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause
(a) or (b) of subsection 9.1 that affects such Participant. Subject to paragraph
(c)(ii) of this subsection, the Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16 and 2.17 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.7(b) as though it were a Bank, provided such Participant agrees to be subject to subsection 9.7(a) as though it were a Bank.

          (ii) A Participant shall not be entitled to receive any greater payment under subsection 2.15, 2.16 or 2.17 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Subject to the preceding sentence, a Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of subsection 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with subsection 2.16(e) as though it were a Bank and for purposes of claiming any benefit under subsection 2.16, any reference to a Foreign Bank shall be deemed to refer to such Participant.

     (d) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including any Note) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

     9.7 ADJUSTMENTS; SET-OFF. (a) If any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such Benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, exercisable upon the occurrence of an Event of Default and acceleration of the obligations of the Borrower owing in connection with this Agreement, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Borrower (except for any such deposits, credits, indebtedness or claims held in any accounts maintained at any Bank as to which such Bank has waived its right of set-off). Each Bank agrees promptly to notify the Borrower, and the Administrative Agent after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10 INTEGRATION. This Agreement represents the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents or any Bank relative to subject matter hereof not expressly set forth or referred to herein.

     9.11 GOVERNING LAW. THIS AGREEMENT (INCLUDING SECTION 9) AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE

STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

     9.12 SUBMISSION TO JURISDICTION; WAIVERS; APPOINTMENT OF PROCESS AGENT. (a) The Borrower, to the extent permitted by applicable law, hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Note to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          9.13 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

          (b) neither the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents nor any Bank has any fiduciary relationship to the Borrower, solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan Documents between the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents and the Banks, on one hand, and the Borrower, on the other hand, is solely that of creditor and debtor; and

          (c) no joint venture exists among the Banks or among the Borrower and the Banks.

     9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE CO-SYNDICATION AGENTS, THE CO-DOCUMENTATION AGENTS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR

PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     9.15 CONFIDENTIALITY. Each of the Administrative Agent and the Banks agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any securitization or swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (ix) becomes publicly available other than as a result of a known breach of this Section or (x) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received whether on or prior to the date hereof or hereafter from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower.

     9.16 USA PATRIOT ACT. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                    FRANKLIN RESOURCES, INC.


                                    By: /s/ Kenneth A. Lewis
                                        --------------------
                                        Name:  Kenneth A. Lewis
                                        Title: Vice President and Treasurer

                                    JPMORGAN CHASE BANK,
                                        as Administrative Agent and a Bank


                                    By: /s/ Marybeth Mullen
                                        -------------------
                                        Name:  Marybeth Mullen
                                        Title: Vice President

                                    BANK OF AMERICA, N.A.,
                                        as Co-Syndication Agent and a Bank

                                    By: /s/ Sean W. Cassidy
                                        -------------------
                                        Name:  Sean W. Cassidy
                                        Title: Principal

                                    THE BANK OF NEW YORK,
                                       as Co-Syndication Agent and a Bank

                                    By: /s/ Gary R. Overton
                                        -------------------
                                    Name:  Gary R. Overton
                                    Title: Vice President

                                   CITIBANK, N.A.,
                                   as Co-Documentation Agent and a Bank

                                   By: /s/ Alexander F. Duka
                                       ---------------------
                                       Name:  Alexander F. Duka
                                       Title: Director

                                    BNP PARIBAS,
                                    as Co-Documentation Agent and a Bank

                                    By: /s/ Laurent Vanderzyppe
                                        -----------------------
                                        Name:  Laurent Vanderzyppe
                                        Title: Director


                                    By: /s/ Toivo Kiiver
                                        ----------------
                                        Name:  Toivo Kiiver
                                        Title: Vice President

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    Deutsche Bank AG New York Branch

                                    By:  /s/ Gayma Shivnarain
                                         --------------------
                                         Name:  Gayma Shivnarain
                                         Title: Director


                                    By:  /s/ Kathleen Bowers
                                         --------------------
                                         Name:  Kathleen Bowers
                                         Title: Director

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    HSBC Bank USA

                                    By:  /s/ Scott H. Buitekant
                                         ----------------------
                                         Name:  Scott H. Buitekant
                                         Title: Senior Vice President

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    ROYAL BANK OF CANADA

                                    By:  /s/ Gabriella King
                                         ------------------
                                         Name:  Gabriella King
                                         Title: Authorized Signatory

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    Toronto Dominion (Texas), Inc.

                                    By:  /s/ Neva Nesbitt
                                         ----------------------
                                         Name:  Neva Nesbitt
                                         Title: Vice President

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    BANCA DI ROMA

                                    By:  /s/ Richard G. Dietz
                                         --------------------
                                         Name:  Richard G. Dietz (#97271)
                                         Title: Vice President


                                    By:  /s/ Luca Balestra
                                         -----------------
                                         Name:  Luca Balestra (#25050)
                                         Title: Senior Vice President
                                                and Manager

                                    Signature   page  to  the   AMENDED  AND
                                    RESTATED   364   DAY   FACILITY   CREDIT
                                    AGREEMENT dated as of June 3, 2004 (this
                                    "AGREEMENT")  among Franklin  Resources,
                                    Inc.,   a  Delaware   corporation   (the
                                    "BORROWER"), the several banks and other
                                    financial institutions from time to time
                                    parties to this Agreement (the "BANKS"),
                                    Bank of  America,  N.A.  and The Bank of
                                    New  York,  as  Co-Syndication   Agents,
                                    Citibank,   N.A.  and  BNP  Paribas,  as
                                    Co-Documentation  Agents,  and  JPMorgan
                                    Chase Bank ("JPMCB"), as administrative agent for the Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT").




                                    STATE STREET AND TRUST COMPANY

                                    By:  /s/ Charles A. Garrity
                                         ----------------------
                                         Name:  Charles A. Garrity
                                         Title: VP

                                   SCHEDULE I

                           LOANS; ADDRESSES OF LENDERS

NAME AND ADDRESS OF LENDER                       LOAN AMOUNT
--------------------------                       -----------
JPMorgan Chase Bank                              $22,000,000
270 Park Avenue
New York, New York 10017
Attention:  Thorne Gregory
Phone: (212) 622-6936

Citibank, N.A.                                   $22,000,000
388 Greenwich Street, 22nd Floor
New York, New York 10013
Attn: Alexander Duka
Phone: (212) 816-3260

HSBC Bank USA                                    $18,000,000
452 5th Avenue, 25th Floor
New York, New York 10018
Attn: Scott Buitekant
Phone: (212) 525-2571

BNP Paribas                                      $22,000,000
787 Seventh Avenue, 28th Floor
New York, New York 10019
Attn: Toivo Kiiver
Phone: (212) 841-3168

Deutsche Bank AG, New York Branch                $18,000,000
31 West 52nd Street, 23rd Floor
New York, New York 10019
Attn: Gayma Shivnarain
Phone: (212) 469-8551

The Bank of New York                             $22,000,000
One Wall Street, 17th Floor
New York, New York 10286
Attn: Phillip Evans
Phone: (212) 635-7110

Royal Bank of Canada                             $18,000,000
1 Liberty Plaza, 4th Floor
New York, New York 10006-1404
Attn: Gabriella King
Phone: (212) 428-6318

Bank of America, N.A.                            $22,000,000
335 Madison Avenue, 5th Floor
New York, New York 10017
Attn: Aaron Siegel
Phone: (212) 502-7887

Toronto Dominion, Inc.                           $18,000,000
31 West 52nd Street, 20th Floor
New York, New York 10019
Attn: Jennifer McQuillan
Phone: (212) 827-7440

State Street Bank and Trust Company              $14,000,000
2 Avenue de Lafayette, 2nd Floor
Boston, Massachusetts 02211
Attn: Charlie Garrity
Phone: (617) 662-1282

Banca Di Roma                                    $14,000,000
One Market Plaza, Steuart Tower, Suite 1000
San Francisco, California 94105
Attn:  Rick Dietz
Phone: (415) 977-7310

                                   SCHEDULE II
                             SAMPLE COMPUTATIONS OF
                          FACILITY AND UTILIZATION FEES



Example 1:

   Average Aggregate Commitment of All Banks:  $210,000,000

   Facility Fee:  $210,000,000 x .00080 = $168,000

   Average Aggregate Loans Over Quarter
       (under this Agreement AND the Five Year Facility):  $0

   Utilization Fee:  $0

Example 2:

   Average Aggregate Commitment of All Banks:  $210,000,000

   Facility Fee:  $210,000,000 x .00080 = $168,000

   Average Aggregate Loans Over Quarter
       (under this Agreement AND the Five Year Facility):  $300,000,000

   Utilization Fee:  $300,000,000 x .00125 = $375,000

                    SCHEDULE III - CONSENT AND AUTHORIZATIONS

                                      None.

                SCHEDULE IV - U.S. REGISTERED INVESTMENT ADVISORS



Fiduciary International, Inc.

Fiduciary Investment Management International, Inc.

Fiduciary Trust International Limited

Franklin Advisors, Inc.

Franklin Advisory Services, LLC

Franklin Investment Advisory Services, Inc.

Franklin Private Client Group, Inc.

Franklin Mutual Advisers, LLC

Franklin Templeton Alternative Strategies, Inc.

Franklin Templeton Investment Management Limited

Franklin Templeton Investments (Asia) Limited

Franklin Templeton Investments Corp.

Franklin Templeton Institutional, LLC

Templeton Asset Management Ltd.

Templeton Global Advisors Limited

Templeton Investment Counsel, LLC

Templeton/Franklin Investment Services, Inc.

                        SCHEDULE V - U.S. BROKER/DEALERS



Fiduciary Financial Services Corp.

Franklin/Templeton Distributors, Inc.

Templeton/Franklin Investment Services, Inc.

                 SCHEDULE VI - LIST OF SUBSIDIARIES OF BORROWER



Darby Asia Investors, Ltd.
Darby Asia Investors (HK), Ltd.
Darby Holdings, Inc.
Darby Overseas Partners, L.P.
Fiduciary International Holding, Inc.
Fiduciary International, Inc.
Fiduciary Investment Corporation
Fiduciary Investment Management International, Inc.
Fiduciary Trust (International) S.A.
Fiduciary Trust Company International
Fiduciary Trust International Limited
Fiduciary Trust International of California
Fiduciary Trust International of the South
Franklin Advisers, Inc.
Franklin  Advisory  Services, LLC
Franklin  Mutual  Advisers, LLC
Franklin Receivables LLC
Franklin Templeton Bank & Trust, F.S.B.
Franklin Templeton Fiduciary Bank & Trust, Ltd.
Franklin Templeton Global Investors Limited
Franklin Templeton Holding Limited
Franklin Templeton International Services S.A.
Franklin Templeton Investment Management Limited
Franklin Templeton Investment Services GmbH
Franklin Templeton Investment Trust Management Co., Ltd.
Franklin Templeton Investments Corp.
Franklin Templeton Investments Japan Limited
Franklin/Templeton Distributors, Inc.
Franklin Templeton Services, LLC
FTI-Banque Fiduciary Trust
Templeton Asset  Management (India) Private Limited
Templeton Asset Management (Labuan) Limited
Templeton Asset Management Ltd.
Templeton Asset Management Ltd. - Hong Kong
Templeton Funds Annuity Company
Templeton Global Advisors Limited
Templeton Global Holdings Ltd.
Templeton International, Inc.
Templeton Investment Counsel, LLC
Templeton Worldwide, Inc.

                     SCHEDULE VII - OUTSTANDING INDEBTEDNESS


$877,000,000.00 Face Value Franklin Resources, Inc. Liquid Yield Option Notes due 2031 (Zero Coupon-Senior)

Outstanding Indebtedness under the Amended and Restated 5 Year Facility Credit Agreement dated as of June 05, 2002 among the Company, the several banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citicorp USA Inc. and BNP Paribas as Co-Documentation Agents, JPMorgan Chase Bank as Administrative Agent and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger.

$420,000,000.00, Franklin Resources, Inc. 3.700% senior notes due 2008.

                         SCHEDULE VIII - EXISTING LIENS

                                      None.


                                                                    EXHIBIT A TO
                                                                CREDIT AGREEMENT



                         [FORM OF BID LOAN CONFIRMATION]



                                                                     _____, 200_



JPMorgan Chase Bank,
  as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

     Reference is made to the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In  accordance  with  subsection  2.3(b)  of  the  Credit  Agreement,   the
undersigned accepts and confirms on behalf of Franklin Resources, Inc. the offers by Bid Loan Bank(s) to make Bid Loans to Franklin Resources, Inc. on _____, 200 [Bid Loan Date] under subsection 2.3 of the Credit Agreement in the [respective] amount(s) set forth on the attached list of Bid Loans offered.



                                    Very truly yours,

                                    FRANKLIN RESOURCES, INC.



                                    By:_________________________
                                       Name:
                                       Title:


[Borrower to attach Bid Loan offer list prepared by Administrative Agent with accepted amount entered by the Borrower to right of each Bid Loan offer].

                                                                    EXHIBIT B TO
                                                                CREDIT AGREEMENT



                            [FORM OF BID LOAN OFFER]



                                                                   _______, 200_



JPMorgan Chase Bank,
  as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

     Reference is made to the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     In  accordance  with  subsection  2.3(b)  of  the  Credit  Agreement,   the
undersigned Bank offers to make Bid Loans thereunder in the following amounts to Franklin Resources, Inc. the following maturity dates:

Bid Loan Date:  _____, 200

Aggregate Maximum Amount:  $_____

MATURITY DATE 1 _____:      MATURITY DATE 2 _____:     MATURITY DATE 3 _____:

Maximum Amount $___         Maximum Amount $___        Maximum Amount $___

Rate *         Amount $___  Rate *       Amount $___   Rate *       Amount $___

Rate *         Amount $___  Rate *       Amount $___   Rate *       Amount $___

Borrower:  ______           Borrower:  ______          Borrower:  ______

     [The  undersigned  Bank  hereby  waives  the  requirement,   set  forth  in
subsection 2.3(b)(iv)(B) of the Credit Agreement, that the Bid Loans made to the Borrower by any Bid Loan Bank be in a minimum amount of $5,000,000.]

                                    Very truly yours,
                                    [NAME OF BIDDING BANK]



                                    By:_________________________
                                       Name:
                                       Title:
                                       Tel.:
                                      Fax:


------------

* In the case of LIBOR Bid Loans, insert margin bid. In the case of Absolute Rate Bid Loans, insert fixed rate bid.

                                                                    EXHIBIT C TO
                                                                CREDIT AGREEMENT



                           [FORM OF BID LOAN REQUEST]



                                                                 _________, 200_


JPMorgan Chase Bank,
  as Administrative Agent
270 Park Avenue
New York, New York  10017

Dear Sirs:

     Reference is made to the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     This is a[n] [LIBOR] [Absolute Rate] Bid Loan Request pursuant to subsection 2.3(b) of the Credit Agreement requesting quotes for the following Bid Loans:

Aggregate Principal Amount:         $_____      $_____      $_____

Bid Loan Date:                       _____       _____       _____

[Interest Period:]*                  _____       _____       _____

Maturity Date:**                     _____       _____       _____

Interest Payment Dates:              _____       _____       _____

Borrower:                            _____       _____       _____

--------
*  Insert only in a LIBOR Bid Loan Request.

** In a LIBOR Bid Loan Request, insert last day of Interest Period.

------------

Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing, by telex or by facsimile transmission, or by telephone, immediately confirmed by telex or facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.


                                    Very truly yours,

                                    FRANKLIN RESOURCES, INC.



                                    By:_________________________
                                       Name:
                                       Title:

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT



                           [ASSIGNMENT AND ASSUMPTION]

     Reference is made to the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Bid Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

     This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.6(b) of the Credit Agreement.

     This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

================================================================================
                                                 Percentage Assigned of
                                                 Facility/Commitment set
                           Principal Amount      forth, to at least 8 decimals,
                           Assigned (and         as a percentage of the
                           identifying           Facility and the aggregate
                           information as to     Commitments of all
FACILITY                   individual BID LOANS) Lenders THEREUNDER)
-------------------------------------------------------------------------
Commitment Assigned:       $                                        %
-------------------------------------------------------------------------
Revolving Loans:
-------------------------------------------------------------------------
Competitive Loans:
-------------------------------------------------------------------------

================================================================================
                 The terms set forth above are hereby agreed to:

                                    [Name of Assignor]   , as Assignor


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


                                    [Name of Assignee]   , as Assignee


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

            The undersigned hereby consent to the within assignment:

Franklin Resources, Inc.,              JPMorgan Chase Bank,
(if required)                          as Administrative Agent,
                                       (if required)
By:
    ----------------------
Name:                                  By:
Title:                                    ----------------------
                                       Name:
                                       Title:

                                                                  EXHIBIT E-1 TO
                                                                CREDIT AGREEMENT






                         [FORM OF REVOLVING CREDIT NOTE]



$______________                                               New York, New York
                                                               ________ __, 200_


     FOR VALUE RECEIVED, the undersigned, Franklin Resources, Inc., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay on the Termination Date to the order of ____________________________________________
(the "BANK") at the office of JPMORGAN CHASE BANK, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a)
______________________  DOLLARS  ($__________)  and  (b)  the  aggregate  unpaid principal amount of all Revolving Credit Loans made by the Bank to the undersigned pursuant to subsection 2.1 of the Credit Agreement referred to below.

     The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the Effective Date at the applicable rates per annum set forth in subsection 2.10 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 2.10(d) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; PROVIDED that interest accruing on any overdue amount shall be payable on demand.

     The holder of this Note is authorized to record the date and amount of each Revolving Credit Loan made pursuant to subsection 2.1 of the Credit Agreement, its character as an Alternate Base Rate Loan or LIBOR Loan, the date and amount of each payment or prepayment of principal with respect thereto, the length of each Interest Period with respect to the portion of such Revolving Credit Loan made and/or maintained as a LIBOR Loan, and the LIBOR Adjusted Rate with respect thereto and each conversion made pursuant to subsection 2.8 of the Credit Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED that failure by the Bank to make any such recordation on this Note shall not affect the obligations of the Borrower under this Note or under the Credit Agreement.

     This Note is one of the Revolving Credit Notes referred to in the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas, as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                    FRANKLIN RESOURCES, INC.



                                    By:_________________________
                                       Name:
                                       Title:

                                                                   SCHEDULE A to
                                                           REVOLVING CREDIT NOTE



                         LOANS, CONVERSIONS AND PAYMENTS
                          OF ALTERNATE BASE RATE LOANS





                       Amount of       Amount of                    Unpaid
                      LIBOR Loans   Alternate Base                  Principal
                     Converted into   Rate Loans      Amount of     Balance of
           Amount    Alternate Base  Converted into   Principal   Alternate Base Notation
   DATE   OF LOAN      RATE LOANS     LIBOR LOANS       REPAID      RATE LOANS    MADE BY
   ----   -------      ----------     -----------       ------         -----      -------

 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------
 -------     -------     ---------     ----------     ---------    ----------    --------

                                                                   SCHEDULE B to
                                                           REVOLVING CREDIT NOTE



                             LOANS, CONVERSIONS AND
                             PAYMENTS OF LIBOR LOANS



                           Amount of                        Amount of
                           Alternate                       LIBOR Loans
                           Base Rate        Interest        Converted
                             Loans         Period and          into                         Unpaid
                           Converted     LIBOR Adjusted     Alternate       Amount of     Principal
               Amount      into LIBOR       Rate with       Base Rate       Principal     Balance of    Notation
    Date       of Loan       Loans       Respect Thereto      Loans          Repaid      LIBOR Loans     Made by
    ----       -------     ----------    ---------------      -----          ------      -----------     -------

  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------
  -------      -------     ---------       ----------       ---------      ----------     ----------    --------

                                                                  EXHIBIT E-2 TO
                                                                CREDIT AGREEMENT



                          [FORM OF GRID BID LOAN NOTE]
                                 PROMISSORY NOTE



$                                                             New York, New York
 -----------------
                                                                   _______, 200_

     FOR VALUE RECEIVED, the undersigned, Franklin Resources, Inc., a Delaware corporation, (the "BORROWER"), hereby unconditionally promises to pay to the order of _________________ (the "BANK") at the office of JPMorgan Chase Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ________DOLLARS ($____), or, if less, (b) the aggregate unpaid principal amount of each Bid Loan which is (i) made by the Bank to the Borrower pursuant to subsection 2.3 of the Credit Agreement hereinafter referred to and
(ii) not evidenced by an Individual Bid Loan Note executed and delivered by the Borrower pursuant to subsection 2.4(e) of the Credit Agreement. The principal amount of each Bid Loan evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof (the "GRID"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Bid Loan evidenced hereby, at the rate per annum set forth in respect of such Bid Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such Bid Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.3(d) of the Credit Agreement. Interest on each Bid Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Bid Loan on the Grid. Bid Loans evidenced by this Note may not be optionally prepaid.

     The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each Bid Loan made pursuant to subsection 2.3 of the Credit Agreement, each payment of principal with respect thereto and any transfer of such Bid Loan from this Note to an Individual Bid Loan Note delivered to the Bank pursuant to subsection 2.4(e) of the Credit Agreement, which endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed; PROVIDED, HOWEVER, that the failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Bid Loan.

     This Note is one of the Grid Bid Loan Notes referred to in the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas, as Co-Documentation Agents and

JPMorgan Chase Bank, as Administrative Agent, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                    Very truly yours,
                                    FRANKLIN RESOURCES, INC.



                                    By:_________________________
                                       Name:
                                       Title:


                                             SCHEDULE OF BID LOANS


                                                                                 Date of
                                                                               Transfer to
  Date       Amount                    Interest                                 Individual
   of          of        Interest      Payment       Maturity       Payment      Bid Loan         Loan
   Bid        Loan         Rate         Dates          Date          Date          Note      Authorization

-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------
-------      -------     ---------     ----------    ---------      ----------   ----------    --------

                                                                  EXHIBIT E-3 TO
                                                                CREDIT AGREEMENT


                       [FORM OF INDIVIDUAL BID LOAN NOTE]
                             NON-NEGOTIABLE BID NOTE


$_________________                                            New York, New York
                                                             _____________, 200_
     FOR VALUE RECEIVED, the undersigned, Franklin Resources, Inc., a Delaware corporation (the "BORROWER"), promises to pay on __________, 200 to the order of ___________(the "BANK") at the office of JPMorgan Chase Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal sum of _____DOLLARS ($______). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rate of _% per annum (calculated on the basis of a year of 360 days and actual days elapsed) until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined in accordance with subsection 2.4(e) of the Amended and Restated 364 Day Facility Credit Agreement, dated as of June 3, 2004 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Banks parties thereto, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, Citibank, N.A. and BNP Paribas, as Co-Documentation Agents and JPMorgan Chase Bank, as Administrative Agent. Interest shall be payable on ________. This Note may not be optionally prepaid.

     This Note is one of the Individual Bid Loan Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity and mandatory prepayments hereof upon the happening of certain stated events.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                    FRANKLIN RESOURCES, INC.



                                    By:_________________________
                                       Name:
                                       Title: